UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 27, 2008

GENERAL STEEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-105903	412079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2315, Kun Tai International Mansion Building, Yi No
12, Chao Yang Men Wai Ave.
Chao Yang District, Beijing, China 100020
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

100020
(Zip Code)

(8610) 5879-7346
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

On September 27, 2008, Maoming Hengda Steel Group Limited (the “Maoming Hengda”), a subsidiary owned in majority and controlled by the General Steel Holdings, Inc. (the “Registrant”), entered into a Debt Waive Agreement (the “Debt Waive Agreement”) with Guangzhou Hengda Industrial Group Limited (the “Guangzhou Hengda”), pursuant to which Guangzhou Hengda agreed to waive the RMB 50 million Yuan of the total RMB 220,756,777Yuan debt that Maoming Hengda owes to Guangzhou Hengda. The waive of debt is irrevocable and Maoming Hengda shall have no obligation to repay any principal or interest of the aforesaid debt.

Item 2.01.     Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is filed as part of this report:

99.1     Debt Waive Agreement, dated September 27, 2008, by and between the Maoming Hengda and Guangzhou Hengda.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2008

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name: John Chen
Title: Chief Financial Officer